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Exhibit 10.1

COMMON STOCK PURCHASE AGREEMENT

        This Common Stock Purchase Agreement (this "Agreement") is made and effective as of March 25, 2004 by and among NAPRO BIOTHERAPEUTICS, INC., a Delaware corporation (the "Company"), and the Purchasers identified in the signature pages attached hereto (each a "Purchaser", and collectively, the "Purchasers").

        WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to sell to each Purchaser and each Purchaser desires to purchase from the Company certain shares of the Company's common stock, $0.0075 par value per share (the "Common Stock"), as more fully set forth in this Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

        1.    Closing.

          (a)   The closing of the sale of the securities contemplated hereby (the "Closing") shall take place at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036, on March 26, 2004 or on such other date or at such other location as the parties shall otherwise agree. The date of the Closing is hereinafter referred to as the "Closing Date." At the Closing: (x) the Company shall issue and deliver to each Purchaser (i) a stock certificate, registered in the name of each Purchaser and free of all restrictive legends, representing the number of shares of Common Stock (the shares of Common Stock issued and sold to such Purchaser hereunder are collectively, the "Shares") equal to the quotient obtained by dividing (a) the purchase price set forth below such Purchaser's signature to this Agreement by (b) $2.60, or, if such Purchaser provides the necessary account information to the Company, the Company shall issue and deliver such Shares in a balance account with The Depository Trust Company through its Deposit Withdrawal Agent Commission System, (ii) a prospectus supplement with respect to the Registration Statement (as defined in Section 2(g)) reflecting the sale of the Shares (the "Supplement"), (iii) confirmation of the filing of the Supplement, and (iv) the legal opinion of the Company's outside counsel in the form of Exhibit A; and (y) each Purchaser shall deliver to the Company the purchase price set forth below such Purchaser's signature to this Agreement, in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose.

          (b)   For the purposes of this Agreement, the following definitions shall apply:

        "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

        "Common Stock Equivalents" means, collectively, Common Stock, Options and Convertible Securities.

        "Convertible Securities" means any stock or securities (other than Options) convertible into or exercisable or exchangeable for Common Stock.

        "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

        "Person" means any court or other federal, state, local or other governmental authority or other individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

          (c)   The obligation of each Purchaser to purchase and acquire the Shares under this Agreement is subject to the fulfillment (or waiver by such Purchaser) of each of the following conditions:

              (i)  The Company shall have filed the Supplement with the Securities and Exchange Commission (the "Commission").

             (ii)  The Registration Statement (as defined in Section 2(g) below) shall be effective on the Closing Date as to all Shares, not subject to any threatened or actual stop order and will not on the Closing Date contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

            (iii)  The Company shall have provided a certificate from a duly authorized officer certifying on behalf of the Company that each of the conditions set forth in this Section 1(c) shall have been satisfied.

        2.    Representations and Warranties of the Company.    The Company hereby makes the following representations and warranties to each of the Purchasers:

            (a)    Subsidiaries.    The Company does not directly or indirectly control or own any interest in any other corporation, partnership, joint venture or other business association or entity required to be listed in Schedule 21.1 to the Company's Annual Report on Form 10-K (a "Subsidiary"), other than those listed in such Schedule. The Company owns, directly or indirectly, all of the capital stock of each such Subsidiary free and clear of any lien, charge, claim, security interest, encumbrance or right of first refusal (collectively, "Liens"), and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

            (b)    Organization and Qualification.    Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (i) adversely affect the legality, validity or enforceability of this Agreement, (ii) have or result in a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) materially adversely impair the Company's ability to perform fully on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), a "Material Adverse Effect").

            (c)    Authorization; Enforcement.    The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company (except as set forth in this

    Agreement), its Board of Directors or its stockholders. This Agreement has been (or upon delivery will be) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

            (d)    No Conflicts.    The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) subject to obtaining the Required Approvals (as defined below), conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including, assuming the accuracy of the Purchaser's representations and warranties contained in this Agreement, federal and state securities laws and regulations) and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or result in a Material Adverse Effect.

            (e)    Filings, Consents and Approvals.    Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than (i) the filing of the Supplement and a current report on Form 8-K in connection with this Agreement, (ii) applicable Blue Sky filings, and (iii) in all other cases where the failure to obtain such consent, waiver, authorization or order, or to give such notice or make such filing or registration could not have or result in, individually or in the aggregate, a Material Adverse Effect (collectively, the "Required Approvals").

            (f)    Issuance of the Shares.    The Shares are duly authorized and, when issued and paid for in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of first refusal. The Company has reserved a sufficient number of duly authorized shares of Common Stock to issue all of the Shares. At the Closing, the Shares shall have been listed for trading on the Nasdaq SmallCap Market (the "Trading Market").

            (g)    Registration Statement.    The Company's Registration Statement on Form S-3 (No. 333-112774) (the "Registration Statement") was declared effective by the Commission on August 28, 2003. The Registration Statement is effective on the date hereof and the Company has not received notice that the Commission has issued or intends to issue a stop order with respect to the Registration Statement or that the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened in writing to do so. The Registration Statement (including the information or documents incorporated by reference therein), as of the time it was declared effective, and any amendments or supplements thereto, each as of the time of filing, did not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The issuance of the Shares to the Purchasers is registered by the Registration Statement.

            (h)    Listing and Maintenance Requirements.    Except as specified in the SEC Reports, the Company has not, in the two years preceding the date hereof, received notice from the Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued trading of the Common Stock on the Trading Market.

            (i)    Certain Fees.    The Purchasers shall have no obligation with respect to any fees incurred by the Company or any other Person (other than a Purchaser, to the extent that such Purchaser has agreed in writing to pay such fees) or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold harmless each Purchaser, its respective employees, officers, directors, agents, and partners, and its affiliates, from and against all claims, losses, damages, costs (including the reasonable costs of preparation and reasonable attorney's fees) and expenses suffered in respect of any such claimed or existing fees incurred by the Company or any other Person (other than a Purchaser or anyone acting on behalf of a Purchaser), as such fees and expenses are incurred.

            (j)    Disclosure.    The Company confirms that neither it nor any other Person acting on its behalf has provided any Purchaser or its respective agents or counsel with any information that constitutes or might constitute material, nonpublic information. The Company understands and confirms that each Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, the Registration Statement and the Supplement, furnished by or on behalf of the Company do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company's reports filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") are being incorporated into an effective registration statement filed by the Company under the Securities Act of 1933, as amended (the "Securities Act")). The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.

            (k)    No Violation.    The issuance and sale of the Shares hereunder does not conflict with or violate any rules or regulations of the Trading Market.

            (l)    SEC Reports; Financial Statements.    The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Reports" and, together with this Agreement and the Schedules to this Agreement, the "Disclosure Materials") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. All material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject are included as part of or specifically identified in the SEC Reports.

            (m)    Capitalization.    The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible or exchangeable for shares of capital stock of the Company) as of March 1, 2004 is set forth in the SEC Reports. All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws. Except as disclosed in the SEC Reports, as of March 1, 2004 there were no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Except as disclosed in the SEC Reports, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issue and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. To the knowledge of the Company, except as specifically disclosed in filings with the SEC, no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the outstanding Common Stock.

            (n)    Material Changes.    Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Company equity incentive plans.

            (o)    Compliance.    Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or result in a Material Adverse Effect.

            (p)    Internal Accounting Controls.    The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (q)    Acknowledgment Regarding Purchasers' Purchase of Shares.    The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that each Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by such Purchaser or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Purchaser's purchase of the Shares. The Company further represents to each Purchaser that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

        3.    Representations and Warranties of the Purchasers.    Each Purchaser hereby represents, warrants and covenants to the Company, severally as to itself only, that (i) such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) such Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (iii) upon the execution and delivery of this Agreement and assuming the valid execution hereof by the Company, this Agreement shall constitute the valid and binding obligation of such Purchaser enforceable in accordance with its terms, (iv) such Purchaser is a resident of the jurisdiction set forth on its signature page, (v) and such Purchaser has not entered into any contract to resell the Shares.

        The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.

        4.    Other Agreements of the Parties.

            4.1    Subsequent Placements.

              (a)   From the date hereof through the 30th calendar day following the Closing Date (including such date) (the "Blockout Period"), the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or the Subsidiaries' equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a "Subsequent Placement").

              (b)   From the end of the Blockout Period through the one-year anniversary of the Closing Date, the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4.1(b).

                  (i)  The Company shall deliver to each Purchaser a written notice (the "Offer") of any proposed or intended issuance or sale or exchange of the securities being offered (the "Offered Securities") in a Subsequent Placement, which Offer shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with each Purchaser (A) such Purchaser's pro rata share of the Offered Securities (or, if the Offer was required to be delivered after the 90th day following the Closing Date, such Purchaser's pro rata share of 35% of the Offered Securities), based on such Purchaser's pro rata portion of the aggregate purchase price paid by the Purchasers for all of the Shares purchased hereunder (the "Basic Amount"), and (B) with respect to each Purchaser that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Purchasers as such Purchaser shall indicate it will purchase or acquire should the other Purchasers subscribe for less than their Basic Amounts (the "Undersubscription Amount").

                 (ii)  To accept an Offer, in whole or in part, a Purchaser must deliver a written notice to the Company prior to the end of the five (5) Trading Day period of the Offer, setting forth the portion of the Purchaser's Basic Amount that such Purchaser elects to purchase and, if such Purchaser shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Purchaser elects to purchase (in either case, the "Notice of Acceptance"). If the Basic Amounts subscribed for by all Purchasers are less than the total of all of the Basic Amounts, then each Purchaser who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the "Available Undersubscription Amount"), each Purchaser who has subscribed for any Undersubscription Amount shall be entitled to purchase on that portion of the Available Undersubscription Amount as the Basic Amount of such Purchaser bears to the total Basic Amounts of all Purchasers that have subscribed for

        Undersubscription Amounts, subject to rounding by the Board of Directors to the extent its deems reasonably necessary.

                (iii)  The Company shall have five (5) Trading Days from the expiration of the period set forth in Section 4.1(b)(ii) above to issue, sell or exchange all of such Offered Securities to the proposed purchasers and the Purchasers that have delivered a Notice of Acceptance on the terms set forth in the Offer.

                (iv)  Upon the closing of the issuance, sale or exchange of the Offered Securities, the Purchasers shall acquire from the Company, and the Company shall issue to the Purchasers, the number or amount of Offered Securities specified in the Notices of Acceptance, upon the terms and conditions specified in the Offer. The purchase by the Purchasers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Purchasers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Purchasers, the Company and their respective counsel.

                 (v)  Any Offered Securities not acquired by the Purchasers or other persons in accordance with Section 4.1(b)(iii) above may not be issued, sold or exchanged until they are again offered to the Purchasers under the procedures specified in this Agreement.

              (c)   The restrictions contained in paragraphs (a) and (b) of this Section shall not apply to (i) the granting of options, Common Stock and other awards to employees, consultants, service providers, officers and directors of the Company pursuant to any equity incentive plan duly adopted by the Company or to the issuance of Common Stock upon exercise of such options, (ii) bona fide acquisitions of other entities or their assets, the primary purpose of which is not raising capital, (iii) the exercise, conversion or exchange of any derivative securities outstanding prior to the date of this Agreement, (iv) issuance of securities in connection with a stock split or dividend, (v) the issuance of securities to a strategic partner as part of a licensing transaction, or (vi) the issuance of securities to TL Ventures Funds in connection with the settlement of legal proceedings, or in connection with the retirement or redemption of any debt instrument currently outstanding and held by TL Ventures Funds. As used herein "TL Ventures Funds" shall include any affiliate of TL Ventures Funds and any successor to or assignee of TL Ventures Funds' interest in such litigation or debt instrument.

            4.2    Disclosure of Material Non-Public Information.    The Company shall not and shall cause each of its Affiliates (as defined in Rule 405 under the Securities Act) and other Persons acting on behalf of the Company not to divulge to any Purchaser any information that it believes to be material non-public information unless such Purchaser has agreed in writing to receive such information prior to such divulgence.

            4.3    Reservation and Listing of Shares.    The Company shall take such steps as may be required to cause and maintain the listing of the Shares on the Trading Market and such other exchange, market or quotation facility on which the Common Stock is traded.

            4.4    Indemnification

              (a)   The Company will indemnify and hold harmless each Purchaser and any of its affiliates or any officer, director, partner, controlling person, employee or agent of such Purchaser or any of its affiliates (a "Related Person") for its reasonable legal and other expenses (including the costs of any investigation, preparation and travel) and for any Losses incurred in connection with any action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a disposition), whether commenced or threatened (each, a "Proceeding"), insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Supplement, or any amendment or supplement thereto, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, under the Securities Act, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, as such expenses or Losses are incurred. In addition, the Company shall indemnify and hold harmless each Purchaser and Related Person from and against any and all Losses, as incurred, arising out of or relating to any breach by the Company of any of the representations, warranties or covenants made by the Company in this Agreement, or any allegation by a third party that, if true, would constitute such a breach. The conduct of any Proceeding for which indemnification is available under this paragraph shall be governed by Section 4.4(b). The indemnification obligations of the Company under this paragraph shall be in addition to any liability that the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of each Purchaser and any such Related Persons. The Company also agrees that no Purchaser or Related Person shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the transactions contemplated by this Agreement, except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence, willful misconduct, or breach of a representation made in Section 3, by or of such Purchaser or Related Person in connection with such transactions. If the Company breaches its obligations under this Agreement, then, in addition to any other liabilities the Company may have under this Agreement or applicable law, the Company shall pay or reimburse each Purchaser on demand for all reasonable costs of collection and enforcement (including reasonable attorneys fees and expenses). Without limiting the generality of the foregoing, the Company specifically agrees to reimburse each Purchaser on demand for all costs of enforcing the indemnification obligations in this paragraph. For the purposes of this Section 4.4, "Losses" shall mean any and all losses, claims, damages, liabilities, settlement costs and expenses, including without limitation costs of preparation of legal action and reasonable attorneys' fees.

              (b)    Conduct of Indemnification Proceedings.    If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

            An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, the Indemnifying Party shall only be responsible for the reasonable fees and expenses for one counsel to represent all of the Indemnified Parties). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

            All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

        5.    Miscellaneous

            (a)    Fees and Expenses.    At the Closing, the Company shall pay to Mainfield Enterprises, Inc. an aggregate of $10,000 for its legal fees and expenses incurred in connection with its due diligence and the preparation and negotiation of this Agreement. In lieu of the foregoing payment, Mainfield Enterprises, Inc. may retain such amount from the purchase price set forth below its signature to this Agreement at the Closing or require the Company to pay such amount directly to Proskauer Rose LLP. Except as expressly set forth in this Agreement to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Shares.

            (b)    Publicity.    Neither the Company nor any Purchaser shall issue any press release or make any other public announcement relating to this Agreement unless (i) the content thereof is mutually agreed to by the Company and the Purchasers, or (ii) such party is advised by its counsel that such press release or public announcement is required by law or, in the case of the Company, the rules of the Nasdaq SmallCap Market; except that no press release issued to disclose the issuance and sale of the Shares to the Purchasers will refer to any Purchaser by name without the consent of such Purchaser. The Company shall (i) on or before 9:15 a.m. (New York time) on March 26, 2004, issue a press release mutually agreed to by the Company and the Purchasers, disclosing the transactions contemplated hereby, (ii) on the Closing Date, the Company shall file a Current Report on Form 8-K with the Commission describing the terms of the transactions contemplated by this Agreement in the form required by the Exchange Act, and (iii) make such other filings and notices in the manner and time required by the Commission. Each press release disseminated during the three months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact.

            (c)    Entire Agreement; Amendments.    This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement and its exhibits and schedules. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and Purchasers. The waiver by either party hereto of any right hereunder or the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

            (d)    Notices.    Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	NAPRO BIOTHERAPEUTICS, INC. 4840 Pearl East Circle, Suite 300W Boulder, CO 80301 (303) 516-8500 Attn: General Counsel
With a copy to:	Bartlit Beck Herman Palenchar & Scott LLP 1899 Wynkoop Street, Suite 800 Denver, Colorado 80202 (303) 592-3100 Attn: Thomas R. Stephens, Esq.
If to a Purchaser:	To the address set forth under the Purchaser's name on the signature pages attached hereto.

    or such other address as may be designated in writing hereafter, in the same manner, by such Person.

            (e)    Governing Law.    All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys fees and other reasonable costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

            (f)    Execution.    This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

            (g)    Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser. No Purchaser may assign its rights under this Agreement to any Person without the prior written consent, which consent shall not be unreasonably withheld, of the Company.

            (h)    Replacement of Shares.    If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares.

            (i)    Independent Nature of Purchasers.    The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. The decision of each Purchaser to purchase Securities pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of the Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any other Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each party to this agreement acknowledges that Proskauer Rose LLP has acted as counsel only to Mainfield Enterprises, Inc. and not to any other Purchaser.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOLLOW]

        IN WITNESS WHEREOF, the parties hereto have caused this Common Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAPRO BIOTHERAPEUTICS, INC.
By:
	Name:	Kai Larson
	Title:	Vice President, General Counsel

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES OF PURCHASERS' FOLLOW]

        IN WITNESS WHEREOF, the parties hereto have caused this Common Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

MAINFIELD ENTERPRISES, INC.
By:
Name:
Title:

Purchase Price:	$3,250,000
Number of Shares to be acquired:	1,250,000

    Residence: British Virgin Islands

    Address for Notice:

    Mainfield Enterprises, Inc.
    c/o Sage Capital Growth, Inc.
    660 Madison Avenue
    New York, NY 10022
    Telephone No.: (212) 651-9000
    Facsimile No.: (212) 651-9010
    Attn: Eldad Gal

    With copies to:

    Proskauer Rose LLP
    1585 Broadway
    New York, New York 10036-8299
    Facsimile No.: (212) 969-2900
    Telephone No.: (212) 969-3000
    Attn: Adam J. Kansler, Esq.

SMITHFIELD FIDUCIARY LLC
By:
	Name:	Adam J. Chill
	Title:	Authorized Signatory

Purchase Price:	$1,950,000
Number of Shares to be acquired:	750,000

    Residence: Cayman Islands

    Address for Notice:

    Smithfield Fiduciary LLC
    c/o Highbridge Capital Management, LLC
    9 West 57th Street, 27th Floor
    New York, New York 10019
    Facsimile No.: (212) 751-0755
    Telephone No.: (212) 287-4720
    Attn: Ari J. Storch / Adam J. Chill

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COMMON STOCK PURCHASE AGREEMENT